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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported):
 September 5, 2002

ALLIANCE DATA SYSTEMS CORPORATION
(Exact name of registrant as specified in its chapter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-15749 (Commission File Number)	31-1429215 (IRS Employer Identification No.)

17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of Principal Executive Offices)

(972) 348-5100
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On September 5, 2002, Alliance Data Systems Corporation ("Alliance") acquired Enlogix Group from Duke Energy Corporation for approximately $13.5 million. Enlogix Group provides customer information system services to utilities in Canada. In the event that Enlogix Group enters into agreements with three potential customers within eight months of closing of the acquisition, the purchase price will increase by up to $4.5 million. The purchase price was paid using Alliance's own funds. Alliance intends to continue to operate Enlogix Group as previously operated.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        The following financial statements, pro forma information and exhibits are being provided as part of this report in accordance with the instructions to this item.

  (a)
  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

            The combined financial statements of Enlogix Group as of and for the years ended December 31, 2000 and 2001, together with the notes thereto, are incorporated herein by reference to Exhibit 99.1 of this Current Report on Form 8-K.

  (b)
  PRO FORMA FINANCIAL INFORMATION.

            The pro forma condensed financial information for Alliance and Enlogix Group, for the periods reflected therein, is set forth in Exhibit 99.2 of this Current Report on Form 8-K.

  (c)
  EXHIBITS.

  2.1
  Purchase & Sale Agreement, dated September 5, 2002, among ADS Alliance Data Systems, Inc., Loyalty Management Group Canada, Inc. and Westcoast Energy, Inc. carrying on business as Duke Energy Gas Transmission.

  23.1
  Consent of Deloitte & Touche LLP.

  99.1
  Combined financial statements of Enlogix Group as of and for the years ended December 31, 2000 and 2001.

  99.2
  Pro forma condensed financial information for Alliance and Enlogix Group.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE DATA SYSTEMS CORPORATION
Dated: September 5, 2002	By:	/s/ EDWARD J. HEFFERNAN Edward J. Heffernan Executive Vice President and Chief Financial Officer

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SIGNATURES